UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2013
 (Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD Disclosure
 Item 7.01     Regulation FD Disclosure

Comments of American Public Education on Impact of U.S. Government Shutdown

American Public Education, Inc. – parent company of American Public University System (APUS) - today commented on the temporary suspension of the U.S. Department of Defense (DoD) Tuition Assistance (TA) program as a result of the U.S. government partial shutdown.  These events may continue to limit the near-term ability of military and certain public service professionals to finance tuition and otherwise register for classes with American Military University (AMU) and American Public University (APU).

“It is unconscionable that our nation’s hardworking and dedicated service members are being adversely impacted by the current budgetary impasse and government shutdown,” stated Dr. Wallace E. Boston, president and chief executive officer of American Public Education, Inc.   “The extent and length of the government shutdown will likely determine the degree of hardship placed on the shoulders of military members.  Quick action and resolution is needed so that tuition assistance may be restored and service members may continue pursuing higher education.”

On October 1, 2013, course registrations at APUS were approximately 41,200 for the month of October 2013, an increase of approximately 17% over the same month of 2012.  As of October 14, 2013, approximately 13,100 course registrations were dropped.  The company believes that these drops were largely the result of events related to the government shutdown and suspension of the TA program. Thus, net course registrations for the month of October 2013 declined approximately -20%, compared to the same month of 2012.  The company anticipates that many of the students who were dropped from courses due to tuition assistance suspension may reenroll once tuition assistance is restored and the government reopens.  For the six months ending June 30, 2013, approximately 37% of net course registrations at APUS were from students using TA.

The Company believes that most service members have access to alternatives when considering how to finance their tuition, including through Veteran GI Bill Education programs, or through Federal Student Aid programs.  However, American Public Education is unable to estimate the potential impact of the government shutdown and the suspension or reduction of the tuition assistance benefit, how long the suspensions will remain in place, whether they will become permanent and whether alternatives will be attractive to service members.  In particular, the Company is currently unable to determine the impact these events may have on fourth quarter and full year 2013 operating results.

The U.S. Department of Education stated on their website, “In the event of a government shutdown, we anticipate that there will be limited impact to the federal student aid application (FAFSA) process, to the delivery of federal student aid, or to the federal student loan repayment functions.”  For the six months ended June 30, 2013, approximately 35% of APUS net course registrations are by students using Federal Student Aid.   While Federal Student Aid is not expected to be greatly impacted by the government shutdown, American Public Education believes that many of its civilian students are government employees and public service professionals whose ability to otherwise pursue higher education may still be adversely impacted by a protracted government shutdown.

APUS offers 8 and 16 week courses with classes starting on the first Monday of each month.  On average, service members using tuition assistance enroll in approximately 3 courses per year and civilian students enroll in approximately 6 courses per year.

American Public Education Provides Update on Share Repurchase Programs

Since June 30, 2013, American Public Education has repurchased approximately 110,000 of its common stock pursuant to a 10b5-1 plan.  As of October 14, 2013, approximately $12 million remained authorized for repurchase under existing stock repurchase programs.

American Public Education, Inc.

American Public Education, Inc. (NASDAQ: APEI) is an online provider of higher education focused primarily on serving the military and public service communities. American Public University System (APUS), wholly owned by APEI, operates through American Military University (AMU) and American Public University (APU).  APUS serves more than 100,000 adult learners worldwide and offers 92 degree programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, and liberal arts.  Nationally recognized for its best practices in online higher education, APUS provides an affordable education through classes taught by experienced faculty who are committed to the academic achievement of their students.

American Public University System is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (www.ncahlc.org).  For more information about APUS graduation rates, median debt of students who completed programs, and other important information, visit www.apus.edu/disclosure.

Forward Looking Statements

Statements made in this press release regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc. and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will" and "would". These forward-looking statements include, without limitation, statements regarding expectations with respect to enrollment, government actions and student responses to the current situation. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including, among others: the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the SEC; adverse licensing, regulatory or accreditor actions; or negative consequences arising from any failure of the federal government to raise the debt ceiling. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
American Public Education, Inc.

Date:	October 15, 2013	By:	/s/ Harry T. Wilkins
Harry T. Wilkins, Executive Vice President and
Chief Financial Officer